Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER
NET INCOME OF $455.4 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $2.26
CHICAGO, JANUARY 23, 2025 — Northern Trust Corporation today reported fourth quarter net income per diluted common share of $2.26, compared to $2.22 in the third quarter of 2024 and $0.52 in the fourth quarter of 2023. Net income was $455.4 million, compared to $464.9 million in the prior quarter and $113.1 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust finished the year with strong fourth quarter results, reflecting the progress we’ve achieved executing against our One Northern Trust strategy. Relative to the prior year, fourth quarter fee revenue grew substantially, supported by organic growth across all three businesses. Net Interest Income and net interest margin both increased, we returned more than $400 million to shareholders, and we generated a 15.3% return on common equity. Importantly, we delivered healthy trust fee and total operating leverage in both the quarter and for the full year, as our productivity initiatives are driving efficiencies while enabling continued reinvestment in the business and support for our modernization and resiliency efforts.”

“We begin 2025 well-positioned to build on 2024’s accomplishments, focused on accelerating growth, making further progress on our productivity initiatives, and investing for the future.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q4 2024 vs.
($ In Millions except per share data)	Q4 2024	Q3 2024	Q4 2023	Q3 2024	Q4 2023
Trust, Investment and Other Servicing Fees	$1,222.2	$1,196.6	$1,090.0	2%	12%
Other Noninterest Income (Loss)	173.6	209.6	(27.8)	(17)	N/M
Net Interest Income (FTE*)	574.3	569.4	501.1	1	15
Total Revenue (FTE*)	$1,970.1	$1,975.6	$1,563.3	—%	26%

Noninterest Expense	$1,375.9	$1,359.4	$1,388.5	1%	(1)%
Provision for Credit Losses	(10.5)	8.0	11.0	N/M	N/M
Provision for Income Taxes	138.8	136.2	32.7	2	N/M
FTE Adjustment*	10.5	7.1	18.0	49	(41)
Net Income	$455.4	$464.9	$113.1	(2)%	N/M

Earnings Allocated to Common and Potential Common Shares	$447.0	$445.0	$106.5	—%	N/M
Diluted Earnings per Common Share	$2.26	$2.22	$0.52	2	N/M
Return on Average Common Equity	15.3%	15.4%	4.0%
Return on Average Assets	1.24%	1.26%	0.33%
Average Assets	$146,570.2	$146,842.9	$136,588.7	—%	7%
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
N/M - Not meaningful

NORTHERN TRUST CORPORATION FOURTH QUARTER 2024 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change December 31, 2024 vs.
($ In Billions)	December 31, 2024*	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Assets Under Custody/Administration
Asset Servicing	$15,640.1	$16,278.0	$14,362.6	(4)%	9%
Wealth Management	1,147.9	1,145.0	1,042.3	—	10
Total Assets Under Custody/Administration	$16,788.0	$17,423.0	$15,404.9	(4)%	9%
Assets Under Custody(1)
Asset Servicing	$12,214.0	$12,662.1	$10,882.0	(4)%	12%
Wealth Management	1,135.2	1,132.7	1,034.5	—	10
Total Assets Under Custody	$13,349.2	$13,794.8	$11,916.5	(3)%	12%
Assets Under Management
Asset Servicing	$1,159.7	$1,177.9	$1,032.0	(2)%	12%
Wealth Management	450.7	443.9	402.5	2	12
Total Assets Under Management	$1,610.4	$1,621.8	$1,434.5	(1)%	12%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q4 2024 vs.
($ In Millions)	Q4 2024	Q3 2024	Q4 2023	Q3 2024	Q4 2023
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$456.9	$453.1	$420.4	1%	9%
Investment Management	156.9	152.6	130.7	3	20
Securities Lending	20.4	17.5	22.0	16	(7)
Other	41.3	43.9	38.6	(6)	7
Total Asset Servicing	$675.5	$667.1	$611.7	1%	10%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$195.3	$186.6	$171.9	5%	14%
East	140.7	136.4	121.5	3	16
West	110.0	105.7	97.3	4	13
Global Family Office (GFO)	100.7	100.8	87.6	—	15
Total Wealth Management	$546.7	$529.5	$478.3	3%	14%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,222.2	$1,196.6	$1,090.0	2%	12%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
▪Custody and fund administration fees increased from the prior-year quarter primarily due to favorable markets and net new business.
▪Investment management fees increased from the prior-year quarter primarily due to favorable markets and net new business.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
▪Fees in the regions increased from the prior-year quarter primarily due to favorable markets.
▪Fees in GFO increased from the prior-year quarter primarily due to favorable markets and asset inflows.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2024 RESULTS

OTHER NONINTEREST INCOME
				% Change Q4 2024 vs.
($ In Millions)	Q4 2024	Q3 2024	Q4 2023	Q3 2024	Q4 2023
Other Noninterest Income
Foreign Exchange Trading Income	$61.7	$54.1	$49.0	14%	26%
Treasury Management Fees	9.2	8.2	7.8	13	20
Security Commissions and Trading Income	42.8	35.5	33.3	20	28
Other Operating Income	59.9	111.8	58.5	(46)	2
Investment Security Gains (Losses), net	—	—	(176.4)	—	N/M
Total Other Noninterest Income (Loss)	$173.6	$209.6	$(27.8)	(17)%	N/M
N/M - Not meaningful
Foreign Exchange Trading Income increased compared to the prior-year quarter primarily driven by higher trading volumes.
Other operating income decreased sequentially primarily due to a $68.1 million gain on the sale of an equity investment, partially offset by higher expenses related to existing Visa Class B swap agreements, including $12.8 million related to litigation escrow funding, all in the previous quarter.
Investment Security Gains (Losses), net reflects a $176.4 million loss on the sale of available-for-sale debt securities in the prior-year quarter arising from a repositioning of the portfolio.

NET INTEREST INCOME
				% Change Q4 2024 vs.
($ In Millions)	Q4 2024	Q3 2024	Q4 2023	Q3 2024		Q4 2023
Net Interest Income
Interest Income (FTE*)	$2,290.5	$2,537.3	$2,217.6	(10)%		3%
Interest Expense	1,716.2	1,967.9	1,716.5	(13)		—
Net Interest Income (FTE*)	$574.3	$569.4	$501.1	1%		15%
Average Earning Assets	$133,684.0	$134,767.8	$125,025.1	(1)%		7%
Net Interest Margin (FTE*)	1.71%	1.68%	1.59%	3	bps	12	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-GAAP financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis increased sequentially primarily driven by lower funding costs and favorable mix, partially offset by a lower impact of other items in the current quarter. Net interest income on an FTE basis increased compared to the prior-year quarter primarily driven by higher deposits and the securities repositionings, partially offset by a smaller loan portfolio.
The net interest margin on an FTE basis increased sequentially primarily due to lower funding costs and favorable mix, partially offset by a lower impact of other items in the current quarter. The net interest margin on an FTE basis increased compared to the prior-year quarter primarily due to higher deposits and the securities repositionings, partially offset by a smaller loan portfolio.
Average earning assets increased compared to the prior-year quarter primarily driven by an increase in deposits, partially offset by a decrease in borrowing activity.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2024 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change December 31, 2024 vs.
($ In Millions)	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$220.0	$209.6	$211.8	5%	4%
Provision for Credit Losses	(10.5)	8.0	11.0	N/M	N/M
Net Recoveries (Charge-Offs)	(3.4)	2.4	(2.4)	N/M	41
Ending Allowance for Credit Losses	$206.1	$220.0	$220.4	(6)%	(6)%
Allowance assigned to:
Loans	$168.0	$184.8	$178.7	(9)%	(6)%
Undrawn Loan Commitments and Standby Letters of Credit	30.4	26.5	26.9	15	13
Debt Securities and Other Financial Assets	7.7	8.7	14.8	(12)	(48)
Ending Allowance for Credit Losses	$206.1	$220.0	$220.4	(6)%	(6)%
N/M - Not meaningful
Q4 2024
The negative provision in the current quarter resulted from a decrease in both the collective and individual reserves. The decrease in collective reserve was primarily driven by an improvement in credit quality in the Commercial and Institutional (C&I) portfolio.The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics. The decrease in individual reserves was driven by the partial charge-off of a C&I loan.

Q3 2024
The provision in the prior quarter resulted from an increase in both the collective and individual reserves. The increase in collective reserves was primarily driven by a small number of downgrades and extensions in the C&I portfolio. The increase in individual reserves was driven by the default of one C&I loan
Q4 2023
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on a collective basis and an increase in the reserve evaluated on an individual basis driven by a very small number of borrowers. The increase in the collective reserve was driven by methodology updates.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2024 RESULTS

NONINTEREST EXPENSE
				% Change Q4 2024 vs.
($ In Millions)	Q4 2024	Q3 2024	Q4 2023	Q3 2024	Q4 2023
Noninterest Expense
Compensation	$595.2	$583.6	$564.0	2%	6%
Employee Benefits	107.3	109.2	102.0	(2)	5
Outside Services	251.5	256.3	235.2	(2)	7
Equipment and Software	274.4	270.4	252.0	1	9
Occupancy	54.1	53.8	58.5	1	(8)
Other Operating Expense	93.4	86.1	176.8	9	(47)
Total Noninterest Expense	$1,375.9	$1,359.4	$1,388.5	1%	(1)%
End of Period Full-Time Equivalent Employees	23,300	23,300	23,100	—%	1%

Compensation expense increased compared to the prior-year quarter primarily due to base pay adjustments and an increase in headcount.
Outside services expense increased compared to the prior-year quarter primarily due to an increase in consulting services.
Equipment and software expense increased compared to the prior-year quarter primarily due to higher software amortization and higher software support and rental expense.
Other operating expense decreased compared to the prior-year quarter primarily due to an $84.6 million FDIC special assessment recorded in the prior-year quarter.

PROVISION FOR INCOME TAXES
				% Change Q4 2024 vs.
($ In Millions)	Q4 2024	Q3 2024	Q4 2023	Q3 2024		Q4 2023
Net Income
Income before Income Taxes	$594.2	$601.1	$145.8	(1)%		N/M
Provision for Income Taxes	138.8	136.2	32.7	2		N/M
Net Income	$455.4	$464.9	$113.1	(2)%		N/M
Effective Tax Rate	23.4%	22.7%	22.4%	70	bps	100	bps
N/M - Not meaningful
bps - basis points
The effective tax rate increased sequentially primarily due to lower current quarter benefits. The effective tax rate increased compared to the prior-year quarter primarily due to a lower level of tax benefits from tax-credit investments, partially offset by a lower state tax provision.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2024 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $402.8 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $149.1 million to common stockholders. The Corporation repurchased 2,377,482 shares of common stock, including 26,160 withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $253.7 million ($106.70 average price per share).
The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2024, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	December 31, 2024*		September 30, 2024		December 31, 2023
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.4%	14.5%	12.6%	14.0%	11.4%	13.4%	N/A	4.5%
Tier 1 Capital	13.3	15.6	13.6	15.1	12.3	14.5	6.0	6.0
Total Capital	15.1	17.4	15.6	17.0	14.2	16.5	10.0	8.0
Tier 1 Leverage	8.1	8.1	8.1	8.1	8.1	8.1	N/A	4.0
Supplementary Leverage	N/A	8.9	N/A	9.2	N/A	8.6	N/A	3.0

	December 31, 2024*		September 30, 2024		December 31, 2023
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.4%	13.6%	12.3%	13.9%	12.2%	14.6%	6.5%	4.5%
Tier 1 Capital	11.4	13.6	12.3	13.9	12.2	14.6	8.0	6.0
Total Capital	12.8	15.0	14.0	15.5	13.8	16.3	10.0	8.0
Tier 1 Leverage	6.9	6.9	7.3	7.3	8.0	8.0	5.0	4.0
Supplementary Leverage	N/A	7.5	N/A	8.2	N/A	8.5	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2024 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with GAAP to such measures on an FTE non-GAAP basis. Management believes this presentation facilitates the analysis of asset yields and provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2024				2023
($ in Millions)	FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Interest Income
Interest Income - GAAP	$2,280.0	$2,530.2	$2,506.5	$2,445.6	$2,199.6
Add: FTE Adjustment	10.5	7.1	6.9	7.3	18.0
Interest Income (FTE) - Non-GAAP	$2,290.5	$2,537.3	$2,513.4	$2,452.9	$2,217.6

Net Interest Income - GAAP	$563.8	$562.3	$522.9	$528.1	$483.1
Add: FTE Adjustment	10.5	7.1	6.9	7.3	18.0
Net Interest Income (FTE) - Non-GAAP	$574.3	$569.4	$529.8	$535.4	$501.1

Net Interest Margin - GAAP(1)	1.68%	1.66%	1.55%	1.59%	1.53%
Net Interest Margin (FTE) - Non-GAAP(1)	1.71%	1.68%	1.57%	1.61%	1.59%

Total Revenue
Total Revenue - GAAP	$1,959.6	$1,968.5	$2,715.5	$1,646.8	$1,545.3
Add: FTE Adjustment	10.5	7.1	6.9	7.3	18.0
Total Revenue (FTE) - Non-GAAP	$1,970.1	$1,975.6	$2,722.4	$1,654.1	$1,563.3
(1) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2024 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s fourth quarter earnings conference call will be webcast on January 23, 2025.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of December 31, 2024, Northern Trust had assets under custody/administration of US$16.8 trillion, and assets under management of US$1.6 trillion. For more than 135 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Instagram @northerntrustcompany or Northern Trust on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q4 2024 vs.
	Q4 2024	Q3 2024	Q4 2023	Q3 2024	Q4 2023
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,222.2	$1,196.6	$1,090.0	2%	12%
Foreign Exchange Trading Income	61.7	54.1	49.0	14	26
Treasury Management Fees	9.2	8.2	7.8	13	20
Security Commissions and Trading Income	42.8	35.5	33.3	20	28
Other Operating Income	59.9	111.8	58.5	(46)	2
Investment Security Gains (Losses), net	—	—	(176.4)	—	N/M
Total Noninterest Income	1,395.8	1,406.2	1,062.2	(1)	31

Net Interest Income
Interest Income	2,280.0	2,530.2	2,199.6	(10)	4
Interest Expense	1,716.2	1,967.9	1,716.5	(13)	—
Net Interest Income	563.8	562.3	483.1	—	17

Total Revenue	1,959.6	1,968.5	1,545.3	—	27

Provision for Credit Losses	(10.5)	8.0	11.0	N/M	N/M

Noninterest Expense
Compensation	595.2	583.6	564.0	2	6
Employee Benefits	107.3	109.2	102.0	(2)	5
Outside Services	251.5	256.3	235.2	(2)	7
Equipment and Software	274.4	270.4	252.0	1	9
Occupancy	54.1	53.8	58.5	1	(8)
Other Operating Expense	93.4	86.1	176.8	9	(47)
Total Noninterest Expense	1,375.9	1,359.4	1,388.5	1	(1)

Income before Income Taxes	594.2	601.1	145.8	(1)	N/M
Provision for Income Taxes	138.8	136.2	32.7	2	N/M
NET INCOME	$455.4	$464.9	$113.1	(2)%	N/M
Preferred Stock Dividends	4.7	16.2	4.7	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$450.7	$448.7	$108.4	—%	N/M
Earnings Allocated to Participating Securities	3.7	3.7	1.9	(1)	91
Earnings Allocated to Common and Potential Common Shares	$447.0	$445.0	$106.5	—%	N/M

Per Common Share
Net Income
Basic	$2.27	$2.23	$0.52	2%	N/M
Diluted	2.26	2.22	0.52	2	N/M

Average Common Equity	$11,692.6	$11,589.2	$10,830.6	1%	8%
Return on Average Common Equity	15.3%	15.4%	4.0%
Return on Average Assets	1.24%	1.26%	0.33%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.75	—%	—%

Average Common Shares Outstanding (000s)
Basic	197,241	199,938	206,170	(1)%	(4)%
Diluted	198,114	200,549	206,484	(1)	(4)
Common Shares Outstanding (EOP) (000s)	195,970	198,218	205,126	(1)	(4)
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2024	2023	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$4,727.8	$4,361.8	8%
Foreign Exchange Trading Income	231.2	203.9	13
Treasury Management Fees	35.7	31.6	13
Security Commissions and Trading Income	150.5	135.0	11
Other Operating Income	1,157.4	228.7	N/M
Investment Security Gains (Losses), net	(189.3)	(169.5)	12
Total Noninterest Income	6,113.3	4,791.5	28

Net Interest Income
Interest Income	9,762.3	7,325.0	33
Interest Expense	7,585.2	5,343.0	42
Net Interest Income	2,177.1	1,982.0	10

Total Revenue	8,290.4	6,773.5	22

Provision for Credit Losses	(3.0)	24.5	N/M

Noninterest Expense
Compensation	2,471.1	2,321.8	6
Employee Benefits	417.8	405.2	3
Outside Services	998.0	906.5	10
Equipment and Software	1,075.0	945.5	14
Occupancy	216.8	232.3	(7)
Other Operating Expense	455.2	472.9	(4)
Total Noninterest Expense	5,633.9	5,284.2	7

Income before Income Taxes	2,659.5	1,464.8	82
Provision for Income Taxes	628.4	357.5	76
NET INCOME	$2,031.1	$1,107.3	83%
Preferred Stock Dividends	41.8	41.8	—
NET INCOME APPLICABLE TO COMMON STOCK	$1,989.3	$1,065.5	87%
Earnings Allocated to Participating Securities	16.9	11.6	45
Earnings Allocated to Common and Potential Common Shares	$1,972.4	$1,053.9	87%

Per Common Share
Net Income
Basic	$9.80	$5.09	93%
Diluted	9.77	5.08	92

Average Common Equity	$11,414.9	$10,612.0	8%
Return on Average Common Equity	17.4%	10.0%
Return on Average Assets	1.39%	0.78%

Cash Dividends Declared per Common Share	$3.00	$3.00	—%

Average Common Shares Outstanding (000s)
Basic	201,264	207,248	(3)%
Diluted	201,870	207,564	(3)
Common Shares Outstanding (EOP) (000s)	195,970	205,126	(4)
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				December 31, 2024 vs.
	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Assets
Federal Reserve and Other Central Bank Deposits	$38,774.9	$40,848.3	$34,281.0	(5)%	13%
Interest-Bearing Due from and Deposits with Banks(2)	5,563.7	5,464.7	5,241.4	2	6
Federal Funds Sold	25.0	—	—	N/M	N/M
Securities Purchased under Agreements to Resell	426.0	981.6	784.7	(57)	(46)
Debt Securities
Available for Sale	29,001.5	28,311.9	23,089.8	2	26
Held to Maturity	22,296.7	22,708.6	26,221.7	(2)	(15)
Trading Account	—	—	—	—	—
Total Debt Securities	51,298.2	51,020.5	49,311.5	1	4
Loans	43,390.6	41,950.3	47,617.0	3	(9)
Other Interest-Earning Assets(3)	2,749.6	2,465.7	3,134.0	12	(12)
Total Earning Assets	142,228.0	142,731.1	140,369.6	—	1
Allowance for Credit Losses	(175.5)	(193.3)	(192.3)	(9)	(9)
Cash and Due from Banks and Other Central Bank Deposits(4)	1,058.7	3,014.3	1,534.3	(65)	(31)
Buildings and Equipment	490.3	480.3	502.2	2	(2)
Client Security Settlement Receivables	41.1	354.2	212.6	(88)	(81)
Goodwill	694.9	707.8	702.3	(2)	(1)
Other Assets	11,170.9	8,659.4	7,654.4	29	46
Total Assets	$155,508.4	$155,753.8	$150,783.1	—%	3%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$26,122.6	$23,069.0	$25,252.1	13%	3%
Savings Certificates and Other Time	5,731.7	6,255.2	4,109.7	(8)	39
Non-U.S. Offices - Interest-Bearing	66,274.9	69,684.3	63,971.1	(5)	4
Total Interest-Bearing Deposits	98,129.2	99,008.5	93,332.9	(1)	5
Federal Funds Purchased	2,159.5	2,761.9	3,045.4	(22)	(29)
Securities Sold under Agreements to Repurchase	462.0	170.8	784.7	170	(41)
Other Borrowings(5)	6,521.0	6,903.2	6,567.8	(6)	(1)
Senior Notes	2,769.7	2,820.9	2,773.2	(2)	—
Long-Term Debt	4,081.3	4,077.2	4,065.0	—	—
Total Interest-Bearing Liabilities	114,122.7	115,742.5	110,569.0	(1)	3
Demand and Other Noninterest-Bearing Deposits	24,353.5	22,174.8	22,831.1	10	7
Other Liabilities	4,243.8	5,087.5	5,485.1	(17)	(23)
Total Liabilities	142,720.0	143,004.8	138,885.2	—	3
Common Equity	11,903.5	11,864.1	11,013.0	—	8
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,788.4	12,749.0	11,897.9	—	7
Total Liabilities and Stockholders’ Equity	$155,508.4	$155,753.8	$150,783.1	—%	3%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q4 2024 vs.
	Q4 2024	Q3 2024	Q4 2023	Q3 2024	Q4 2023
Assets
Federal Reserve and Other Central Bank Deposits	$32,847.0	$36,067.3	$25,951.3	(9)%	27%
Interest-Bearing Due from and Deposits with Banks(2)	4,955.3	4,828.1	4,261.6	3	16
Federal Funds Sold	0.4	0.2	1.0	68	(60)
Securities Purchased under Agreements to Resell	680.9	977.2	573.1	(30)	19
Debt Securities
Available for Sale	29,350.4	27,462.6	23,469.9	7	25
Held to Maturity	22,231.6	22,834.0	25,685.2	(3)	(13)
Trading Account	—	—	0.2	—	(100)
Total Debt Securities	51,582.0	50,296.6	49,155.3	3	5
Loans	41,169.9	39,884.0	42,170.0	3	(2)
Other Interest-Earning Assets(3)	2,448.5	2,714.4	2,912.8	(10)	(16)
Total Earning Assets	133,684.0	134,767.8	125,025.1	(1)	7
Allowance for Credit Losses	(192.9)	(180.5)	(182.5)	7	6
Cash and Due from Banks and Other Central Bank Deposits(4)	1,453.4	1,742.3	1,754.6	(17)	(17)
Buildings and Equipment	485.8	482.2	486.4	1	—
Client Security Settlement Receivables	281.9	335.0	205.9	(16)	37
Goodwill	699.7	702.9	696.4	—	—
Other Assets	10,158.3	8,993.2	8,602.8	13	18
Total Assets	$146,570.2	$146,842.9	$136,588.7	—%	7%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,834.8	$25,233.0	$23,888.7	(2)%	4%
Savings Certificates and Other Time	6,193.9	6,639.6	4,279.0	(7)	45
Non-U.S. Offices - Interest-Bearing	64,094.5	64,347.2	56,970.9	—	13
Total Interest-Bearing Deposits	95,123.2	96,219.8	85,138.6	(1)	12
Federal Funds Purchased	2,488.8	2,320.9	3,906.0	7	(36)
Securities Sold under Agreements to Repurchase	505.4	504.3	364.5	—	39
Other Borrowings(5)	6,928.9	7,085.9	6,960.8	(2)	—
Senior Notes	2,782.4	2,795.6	2,714.2	—	3
Long-Term Debt	4,079.4	4,075.1	4,064.1	—	—
Total Interest-Bearing Liabilities	111,908.1	113,001.6	103,148.2	(1)	8
Demand and Other Noninterest-Bearing Deposits	17,416.6	16,340.9	16,450.4	7	6
Other Liabilities	4,668.0	5,026.3	5,274.6	(7)	(11)
Total Liabilities	133,992.7	134,368.8	124,873.2	—	7
Common Equity	11,692.6	11,589.2	10,830.6	1	8
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,577.5	12,474.1	11,715.5	1	7
Total Liabilities and Stockholders’ Equity	$146,570.2	$146,842.9	$136,588.7	—%	7%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2024								2023
	FOURTH		THIRD		SECOND		FIRST		FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,222.2		$1,196.6		$1,166.1		$1,142.9		$1,090.0
Other Noninterest Income	173.6		209.6		1,026.5		(24.2)		(27.8)
Net Interest Income	563.8		562.3		522.9		528.1		483.1
Total Revenue	1,959.6		1,968.5		2,715.5		1,646.8		1,545.3
Provision for Credit Losses	(10.5)		8.0		8.0		(8.5)		11.0
Noninterest Expense	1,375.9		1,359.4		1,533.9		1,364.7		1,388.5
Income before Income Taxes	594.2		601.1		1,173.6		290.6		145.8
Provision for Income Taxes	138.8		136.2		277.5		75.9		32.7
Net Income	$455.4		$464.9		$896.1		$214.7		$113.1

Per Common Share
Net Income - Basic	$2.27		$2.23		$4.35		$0.96		$0.52
- Diluted	2.26		2.22		4.34		0.96		0.52
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.75		0.75
Book Value (EOP)	60.74		59.85		58.38		54.83		53.69
Market Value (EOP)	102.50		90.03		83.98		88.92		84.38

Financial Ratios
Return on Average Common Equity	15.3%		15.4%		31.2%		7.3%		4.0%
Return on Average Assets	1.24		1.26		2.44		0.60		0.33
Net Interest Margin (GAAP)	1.68		1.66		1.55		1.59		1.53
Net Interest Margin (FTE*)	1.71		1.68		1.57		1.61		1.59

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$15,640.1		$16,278.0		$15,470.8		$15,385.4		$14,362.6
Wealth Management	1,147.9		1,145.0		1,096.6		1,087.1		1,042.3
Total Assets Under Custody / Administration	$16,788.0		$17,423.0		$16,567.4		$16,472.5		$15,404.9

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$12,214.0		$12,662.1		$11,955.5		$11,723.1		$10,882.0
Wealth Management	1,135.2		1,132.7		1,085.9		1,081.0		1,034.5
Total Assets Under Custody	$13,349.2		$13,794.8		$13,041.4		$12,804.1		$11,916.5

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,159.7		$1,177.9		$1,107.3		$1,080.1		$1,032.0
Wealth Management	450.7		443.9		419.4		420.6		402.5
Total Assets Under Management	$1,610.4		$1,621.8		$1,526.7		$1,500.7		$1,434.5

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans	$56.0		$39.3		$38.5		$37.0		$63.6
Other Real Estate Owned (OREO)	—		—		—		—		1.5
Total Nonaccrual Assets	$56.0		$39.3		$38.5		$37.0		$65.1
Nonaccrual Assets / Loans and OREO	0.13%		0.09%		0.09%		0.08%		0.14%
Gross Charge-offs	$(4.1)		$—		$(0.3)		$(11.1)		$(3.1)
Gross Recoveries	0.7		2.4		0.4		0.7		0.7
Net Recoveries (Charge-offs)	$(3.4)		$2.4		$0.1		$(10.4)		$(2.4)
Annualized Net Recoveries (Charge-offs) to Avg Loans	(0.03)%		0.02%		—%		(0.10)%		(0.02)%
Allowance for Credit Losses Assigned to:
Loans	$168.0		$184.8		$167.7		$162.4		$178.7
Undrawn Loan Commitments and Standby Letters of Credit	30.4		26.5		29.5		25.2		26.9
Debt Securities and Other Financial Assets	7.7		8.7		12.4		13.9		14.8
Loans Allowance / Nonaccrual Loans	3.0	x	4.7	x	4.4	x	4.4	x	2.8	x

(*)    Net interest margin presented on an FTE basis is a non-GAAP financial measure. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.